UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2024

Corebridge Financial, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	001-41504	95-4715639
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2919 Allen Parkway, Woodson Tower,
Houston. Texas 77019
(Address of principal executive offices)
Registrant’s telephone number, including area code: 1-877-375-2422

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CRBG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On May 16, 2024, Corebridge Financial, Inc., a Delaware corporation (the “Company”), entered into a stock purchase agreement (the “Purchase Agreement”), by and among the Company, American International Group, Inc., a Delaware corporation (“AIG”), and Nippon Life Insurance Company, a mutual company (sougogaisha) organized under the laws of Japan (“Nippon”), pursuant to which, and upon the terms and subject to the conditions set forth therein, AIG will sell 121,956,256 shares of common stock of the Company (“Common Stock”), representing approximately 20% of the issued and outstanding Common Stock at signing, to Nippon for aggregate consideration of $3,838,012,158.82 billion in cash (the “Transaction”). The Purchase Agreement provides for, among other things, certain limitations on the transfer of Common Stock by each of AIG and Nippon and an agreement that each of AIG and Nippon will vote in favor of the other’s nominees to the Company’s board of directors. The closing of the Transaction is subject to certain closing conditions, including the receipt of specified regulatory approvals. The description of the Purchase Agreement in this report is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Pursuant to the Purchase Agreement, the Company has agreed to enter into a stockholder’s agreement (the “Stockholder’s Agreement”) by and between the Company and Nippon at the closing of the Transaction.  The Stockholder’s Agreement will provide for, among other things, the grant to Nippon of certain board, board observer and committee designation rights and a standstill restriction on Nippon. The description of the Stockholder’s Agreement in this report is qualified in its entirety by reference to the full text of the Stockholder’s Agreement, the form of which is attached to the Purchase Agreement and is incorporated by reference herein.

On May 16, 2024, in connection with the execution of the Purchase Agreement, the Company entered into an Amendment (the “Separation Agreement Amendment”) to the Separation Agreement, dated as of September 14, 2022, by and between the Company and Nippon (the “Original Separation Agreement”), pursuant to which the Company and AIG agreed to certain changes with respect to AIG’s board designation rights and AIG’s right to consent over certain actions by the Company, as set forth in the Original Separation Agreement.  The description of the Separation Agreement Amendment in this report is qualified in its entirety by reference to the full text of the Separation Agreement Amendment, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1*	Stock Purchase Agreement, dated as of May 16, 2024, by and among American International Group, Inc., Corebridge Financial, Inc. and Nippon Life Insurance Company.

10.2
Amendment, dated as of May 16, 2024, by and between American International Group, Inc.  and Corebridge Financial, Inc. to the Separation Agreement between American International Group, Inc. and Corebridge Financial, Inc., dated as of September 14, 2022.

104	Cover Page to this Current Report on Form 8-K in Inline XBRL.

*      Certain schedules and other similar attachments to this exhibit have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. The Company will provide a copy of such omitted documents to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Corebridge Financial, Inc.

Date:	May 16, 2024	By:	/s/ Christine Nixon
			Name:	Christine Nixon
			Title:	Executive Vice President and General Counsel